UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 12, 2006
Date of Report (Date of earliest event reported)

EMCORE CORPORATION
Exact name of registrant as specified in its charter

New Jersey	0-22175	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification No.

145 Belmont Drive, Somerset, New Jersey, 08873
Address of principal executive offices, including Zip Code

(732) 271-9090
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry Into a Material Definitive Agreement.

On January 12, 2006, EMCORE Corporation ("EMCORE," "Registrant," or the "Company") entered into an Agreement and Plan of Merger (the “Merger Agreement”) with K2 Optronics, Inc., a privately-held company located in Sunnyvale, CA (“K2”) and EMCORE Optoelectronics Acquisition Corporation, a wholly-owned subsidiary of EMCORE (“Merger Sub”).  Pursuant to the Merger Agreement, EMCORE acquired K2 in a transaction in which Merger Sub merged with and into K2, with K2 becoming a wholly-owned subsidiary of EMCORE.  EMCORE, an investor in K2, paid approximately $4.1 million in EMCORE common stock (based on a 20-trading day weighted average price), and covered $700,000 in transaction related expenses, to acquire the remaining part of K2 that EMCORE did not already own.

A copy of the Merger Agreement is attached as Exhibit 2.1 to this Current Report, and is incorporated herein by reference.

Item 2.01.    Completion of Acquisition or Disposition of Assets.

Pending review of K2’s December financial results, EMCORE has not yet determined whether the acquisition is deemed significant for purposes of Item 2.01.

Reference is made to the disclosure made under Item 1.01 and Item 3.02 of this Current Report on Form 8-K, which is incorporated herein by reference.

Prior to the transaction EMCORE owned a 13.6% equity interest in K2 as a result of a $1 million investment that EMCORE made in K2 in October 2004. In addition, K2 was a supplier to EMCORE of analog external cavity lasers for CATV applications.

Item 3.02.    Unregistered Sales of Equity Securities.

See Item 1.01, “Entry into a Material Definitive Agreement,” above.

In connection with the merger, EMCORE will issue 548,688 shares of EMCORE common stock, no par value, to K2’s shareholders.  The offer and sale was made pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and without registration under the Securities Act, in reliance on the exemption provided thereby.  EMCORE determined that all K2 shareholders qualified as “accredited investors,” as that term is defined under Rule 501 under the Securities Act.  EMCORE relied upon the representations, warranties, and agreements of K2 shareholders, including their agreement with respect to restrictions on resale, in support of the satisfaction of the conditions of such exemption.  EMCORE has agreed to file a shelf registration statement with respect to the resale of the EMCORE shares by no later than June 8, 2006.

Item 9.01.    Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Pending review of K2’s December financial results, EMCORE has not yet determined whether the acquisition is deemed significant for purposes of Item 2.01.  If required, the applicable financial statements will be filed on Form 8-K/A as soon as practicable, but not later than 71 calendar days after the date that this Current Report on Form 8-K must be filed.

(b) Pro Forma Financial Information.

Pending review of K2’s December financial results, EMCORE has not yet determined whether the acquisition is deemed significant for purposes of Item 2.01.  If required, the applicable financial statements will be filed on Form 8-K/A as soon as practicable, but not later than 71 calendar days after the date that this Current Report on Form 8-K must be filed.

(c) Exhibits

Exhibit No.	Description
2.1	Merger Agreement, dated January 12, 2006, by and among K2 Optronics, Inc., EMCORE Corp., and EMCORE Optoelectronics Acquisition Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION
By: /s/ Thomas G. Werthan Thomas G. Werthan Chief Financial Officer

Dated:    January 19, 2006

EXHIBIT INDEX

Exhibit No.	Description
2.1	Merger Agreement, dated January 12, 2006, by and among K2 Optronics, Inc., EMCORE Corp., and EMCORE Optoelectronics Acquisition Corp.